Exhibit 23.12

Kirkham Geosystems Ltd.

CONSENT OF QUALIFIED PERSON

Kirkham Geosystems Ltd., in connection with Aura Minerals Inc.’s Registration Statement on Form F-1 (the “Registration Statement”), consents to the filing and use by Aura Minerals Inc. (the “Company”) of and references to the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment, Era Dorada Gold Project, Jutiapa, Guatemala” (the “Technical Report Summary”), dated June 2, 2025 that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is referenced in the Registration Statement as Exhibit 96.7 thereto;

We are responsible for authoring, and this consent pertains to, the Technical Report Summary. We certify that we have read the descriptions and references to the Technical Report Summary in the Registration Statement and that they fairly and accurately represent information in the Technical Report Summary for which we are responsible.

Dated: June 6, 2025

Kirkham Geosystems Ltd.

By:	/s/ Garth Kirkham
Name: Garth Kirkham, P.Geo.
Kirkham Geosystems Ltd.
President and Principal
Burnaby, BC, Canada V5E 1Z6